Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore, 079903 Email: contact@onestop-audit.com Website: www.onestop-audit.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated December 5, 2024, except for Notes 2, 2.1, 8 and 16 as to which the date is March 31, 2025, and Note 11 as to which the date is July 18, 2025 in this Registration Statement on Form F-1, under the Securities Act of 1933, with respect to the consolidated balance sheets of ACCO Group Holdings Limited and its Subsidiaries (collectively referred to as the “Group”) as of June 30, 2024 and 2023, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended June 30, 2024, and the related notes (collectively referred to as the “financial statements”).

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Onestop Assurance PAC

Onestop Assurance PAC

Singapore

August 6, 2025